Cusip No. 64121Q102                     13G                   Page 7 of 10 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 12, 1999
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               MORGAN STANLEY DEAN WITTER & CO. and VAN KAMPEN FUNDS INC. hereby agree that, unless differentiated,  this Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co. Incorporated

          VAN KAMPEN FUNDS INC.

BY:        /s/ Donald P. Ryan
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          Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                           Management Inc.